                                Exhibit 1.A. (12)

                        Sample Hypothetical Illustrations

                           HYPOTHETICAL ILLUSTRATIONS

The following illustrations show how certain values under a sample Policy would change with different rates of fictional investment performance over an extended period of time. In particular, the illustrations show how the death benefit, cash value, and net surrender value under a Policy issued to an insured of a given age, would change over time if the premiums indicated were paid and the return on the assets in the subaccounts were a uniform gross annual rate (before any expenses) of 0%, 6% or 12%. The tables illustrate Policy values that would result based on assumptions that you pay the premiums indicated, you do not change your specified amount, and you do not take any cash withdrawals or Policy loans. The actual values under the Policy could be significantly different from those shown even if actual returns averaged 0%, 6% and 12%, but fluctuated over and under those averages throughout the years shown. Depending on the timing and degree of fluctuation, the actual values could be substantially less than those shown, and may, under certain circumstances, result in the lapse of the Policy unless the owner pays more than the stated premium.

We based the first illustration on a Policy for an insured who is a 35 year old male in the non-tobacco use, ultimate select rate class, annual premiums of $5,500, a $500,000 specified amount and death benefit Option A. This illustration also assumes cost of insurance charges based on our current cost of insurance rates. The second illustration is based on the same factors as the first illustration, except that cost of insurance rates are based on the guaranteed cost of insurance rates (based on the 1980 Commissioners Standard Ordinary Mortality Table).

The amounts we show for the death benefits, cash values and net surrender values take into account (1) the daily charge for assuming mortality and expense risks assessed against each subaccount. This charge is equivalent to an annual charge of 0.90% of the average net assets of the subaccounts during the first 15 Policy years (we guarantee to reduce this charge to 0.60% after the first 15 Policy years). We intend to reduce this charge to 0.30% in the 16th Policy year but we do not guarantee that we will do so, and we reserve the right to maintain this charge at the 0.60% level after the 15th Policy year. The following illustrations use 0.30% after the 15th Policy year; (2) estimated daily expenses equivalent to an effective average annual expense level of 0.94% of the portfolios' average daily net assets; and (3) all applicable premium expense charges and cash value charges. The 0.94% average portfolio expense level assumes an equal allocation of amounts among the 42 subaccounts (this percentage does not include Janus Global portfolio because this portfolio is no longer available to new investors). We used annualized actual audited expenses incurred during 2001 as shown in the Portfolio Annual Expense Table in the Policy prospectus for the portfolios to calculate the average annual expense level.

Taking into account the assumed charges of 1.84%, the gross annual investment return rates of 0%, 6% and 12% are equivalent to net annual investment return rates of -1.84%, 4.16% and 10.16% during the first 15 Policy years and -1.24%, 4.76% and 10.76% thereafter.

During 2001, AEGON/Transamerica Fund Advisers, Inc. ("AEGON/Transamerica Advisers") undertook to pay those normal operating expenses of certain AEGON/Transamerica Series Fund, Inc. ("Series Fund") portfolios that exceeded a certain stated percentage of those portfolios' average daily net assets. AEGON/Transamerica Advisers has undertaken until at least April 30, 2003 to pay expenses to the extent normal operating expenses of certain portfolios of the Series Fund exceed a stated percentage of the portfolio's average daily net assets. For details on these expense limits, the amounts reimbursed by AEGON/Transamerica Advisers during 2001, and the expense ratios without the reimbursements, see the Portfolio Annual Expense Table in the Policy prospectus.

Without these waivers and reimbursements, total annual expenses for the portfolios would have been greater, and the illustrations would have assumed that the assets in the portfolios were subject to an average annual expense level of 1.01%.

THE HYPOTHETICAL RETURNS SHOWN IN THE TABLES ARE PROVIDED ONLY TO ILLUSTRATE THE MECHANICS OF A HYPOTHETICAL POLICY AND DO NOT REPRESENT PAST OR FUTURE INVESTMENT RATES OF RETURN. Tax charges that may be attributable to the separate account are not reflected because we are not currently making such charges. In order to produce after tax returns of 0%, 6% or 12% if such charges are made in the future, the separate account would have to earn a sufficient amount in excess of 0%, 6% or 12% to cover any tax charges.

The "Premium Accumulated at 5%" column of each table shows the amount which would accumulate i you invested an amount equal to the premium to earn interest at 5% per year, compounded annually.

We will furnish, upon request, a comparable illustration reflecting the proposed insured's age, gender, risk classification and desired Policy features.

           WRL FREEDOM ELITE BUILDER

                  WESTERN RESERVE LIFE ASSUARANCE CO. OF OHIO
                    FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE
                           HYPOTHETICAL ILLUSTRATIONS
                               MALE ISSUE AGE 35

Specified Amount  $500,000                                Ultimate Select Class
Annual Premium    $  5,500                                Option Type A

                     Using Current Cost of Insurance Rates

                                                                              DEATH BENEFIT
                                                                    ASSUMING HYPOTHETICAL GROSS AND NET
                                                                        ANNUAL INVESTMENT RETURN OF
                     PREMIUMS                  0.00% (GROSS)                   6.00% (GROSS)                 12.00% (GROSS)
END OF               ACCUMULATED          -1.91% (NET) YEARS 1 - 15        4.09% (NET) YEARS 1 - 15     10.09% (NET) YEARS 1 - 15
POLICY YEAR          AT 5%                 -1.31% (NET) YEARS 16+           4.69% (NET) YEARS 16+        10.69% (NET) YEARS 16+

 1                      5,775                   500,000                          500,000                        500,000
 2                     11,839                   500,000                          500,000                        500,000
 3                     18,206                   500,000                          500,000                        500,000
 4                     24,891                   500,000                          500,000                        500,000
 5                     31,911                   500,000                          500,000                        500,000
 6                     39,281                   500,000                          500,000                        500,000
 7                     47,020                   500,000                          500,000                        500,000
 8                     55,146                   500,000                          500,000                        500,000
 9                     63,678                   500,000                          500,000                        500,000
10                     72,637                   500,000                          500,000                        500,000
15                    124,616                   500,000                          500,000                        500,000
20                    190,956                   500,000                          500,000                        500,000
30 (AGE 65)           383,684                   500,000                          500,000                      1,094,716
40 (AGE 75)           697,619                   500,000                          510,954                      2,715,981
50 (AGE 85)         1,208,985                   500,000                          857,382                      7,377,773
60 (AGE 95)         2,041,946                      *                           1,352,229                     19,354,434


                                        CASH VALUE                                           NET SURRENDER VALUE
                            ASSUMING HYPOTHETICAL GROSS AND NET                       ASSUMING HYPOTHETICAL GROSS AND NET
                                ANNUAL INVESTMENT RETURN OF                             ANNUAL INVESTMENT RETURN OF
                  0.00% (GROSS)       6.00% (GROSS)        12.00% (GROSS)     0.00% (GROSS)     6.00% (GROSS)      12.00% (GROSS)
                   -1.91% (NET)         4.09% (NET)          10.09% (NET)      -1.91% (NET)      4.09% (NET)        10.09% (NET)
                   YEARS 1 - 15        YEARS 1 - 15          YEARS 1 - 15      YEARS 1 - 15      YEARS 1 - 15       YEARS 1 - 15
END OF            -1.31% (NET)         4.69% (NET)          10.69% (NET)      -1.31% (NET)       4.69% (NET)        10.69% (NET)
POLICY YEAR         YEARS 16+           YEARS 16+             YEARS 16+         YEARS 16+         YEARS 16+          YEARS 16+

 1                    4,605               4,909                   5,214              0                   0                    0
 2                    9,110              10,008                  10,943          1,350               2,248                3,183
 3                   13,507              15,293                  17,229          5,747               7,533                9,469
 4                   17,804              20,780                  24,136         10,044              13,020               16,376
 5                   21,970              26,444                  31,694         14,210              18,684               23,934
 6                   26,006              32,289                  39,968         19,022              25,305               32,984
 7                   29,904              38,316                  49,025         23,696              32,108               42,817
 8                   33,668              44,535                  58,947         28,236              39,103               53,515
 9                   37,237              50,889                  69,761         32,581              46,233               65,105
10                   40,641              57,413                  81,591         36,761              53,533               77,711
15                   55,210              92,850                 160,198         55,210              92,850              160,198
20                   67,992             138,003                 294,957         67,992             138,003              294,957
30 (AGE 65)          88,651             268,466                 897,308         88,651             268,466              897,308
40 (AGE 75)          87,325             477,527               2,538,300         87,325             477,527            2,538,300
50 (AGE 85)          35,565             816,555               7,026,450         35,565             816,555            7,026,450
60 (AGE 95)            *              1,338,841              19,162,806           *              1,338,841           19,162,806

                           WRL FREEDOM ELITE BUILDER

                  WESTERN RESERVE LIFE ASSUARANCE CO. OF OHIO
                   FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE
                          HYPOTHETICAL ILLUSTRATIONS
                               MALE ISSUE AGE 35

Specified Amount $500,000                                 Ultimate Select Class
Annual Premium   $  5,500                                 Option Type A

                   Using Guaranteed Cost of Insurance Rates

                                                                              DEATH BENEFIT
                                                                    ASSUMING HYPOTHETICAL GROSS AND NET
                                                                        ANNUAL INVESTMENT RETURN OF
                     PREMIUMS                  0.00% (GROSS)                   6.00% (GROSS)                 12.00% (GROSS)
END OF               ACCUMULATED          -1.91% (NET) YEARS 1 - 15        4.09% (NET) YEARS 1 - 15     10.09% (NET) YEARS 1 - 15
POLICY YEAR          AT 5%                 -1.31% (NET) YEARS 16+           4.69% (NET) YEARS 16+        10.69% (NET) YEARS 16+

 1                      5,775                      500,000                        500,000                       500,000
 2                     11,839                      500,000                        500,000                       500,000
 3                     18,206                      500,000                        500,000                       500,000
 4                     24,891                      500,000                        500,000                       500,000
 5                     31,911                      500,000                        500,000                       500,000
 6                     39,281                      500,000                        500,000                       500,000
 7                     47,020                      500,000                        500,000                       500,000
 8                     55,146                      500,000                        500,000                       500,000
 9                     63,678                      500,000                        500,000                       500,000
10                     72,637                      500,000                        500,000                       500,000
15                    124,616                      500,000                        500,000                       500,000
20                    190,956                      500,000                        500,000                       500,000
30 (AGE 65)           383,684                      500,000                        500,000                      1,036,041
40 (AGE 75)           697,619                         *                           500,000                      2,499,173
50 (AGE 85)         1,208,985                         *                           561,099                      6,575,000
60 (AGE 95)         2,041,946                         *                           859,414                     16,279,289


                                        CASH VALUE                                           NET SURRENDER VALUE
                            ASSUMING HYPOTHETICAL GROSS AND NET                       ASSUMING HYPOTHETICAL GROSS AND NET
                                ANNUAL INVESTMENT RETURN OF                             ANNUAL INVESTMENT RETURN OF
                  0.00% (GROSS)       6.00% (GROSS)        12.00% (GROSS)     0.00% (GROSS)     6.00% (GROSS)      12.00% (GROSS)
                   -1.91% (NET)         4.09% (NET)          10.09% (NET)      -1.91% (NET)      4.09% (NET)        10.09% (NET)
                   YEARS 1 - 15        YEARS 1 - 15          YEARS 1 - 15      YEARS 1 - 15      YEARS 1 - 15       YEARS 1 - 15
END OF            -1.31% (NET)         4.69% (NET)          10.69% (NET)      -1.31% (NET)       4.69% (NET)        10.69% (NET)
POLICY YEAR         YEARS 16+           YEARS 16+             YEARS 16+         YEARS 16+         YEARS 16+          YEARS 16+

 1                    4,605                4,909                5,214                 0                 0                     0
 2                    8,995                9,889               10,821             1,235             2,129                 3,061
 3                   13,255               15,027               16,947             5,495             7,267                 9,187
 4                   17,384               20,325               23,644             9,624            12,565                15,884
 5                   21,377               25,783               30,961            13,617            18,023                23,201
 6                   25,230               31,404               38,961            18,246            24,420                31,977
 7                   28,935               37,183               47,700            22,727            30,975                41,492
 8                   32,494               43,129               57,260            27,062            37,697                51,828
 9                   35,898               49,236               67,716            31,242            44,580                63,060
10                   39,152               55,516               79,165            35,272            51,636                75,285
15                   52,833               89,419              155,109            52,833            89,419               155,109
20                   63,021              130,907              284,118            63,021           130,907               284,118
30 (AGE 65)          54,119              229,044              849,214            54,119           229,044               849,214
40 (AGE 75)            *                 345,250            2,335,676              *              345,250             2,335,676
50 (AGE 85)            *                 534,380            6,261,905              *              534,380             6,261,905
60 (AGE 95)            *                 850,905           16,118,108              *              850,905            16,118,108